March 16, 2015

VECTOR GROUP LTD

VGR LISTED NYSE

Vector Group Ltd. owns Liggett Group, Vector Tobacco, Zoom E-Cigs LLC, and New Valley.
New Valley owns a owns a 70% interest in Douglas Elliman.

TOBACCO

- Fourth-largest cigarette manufacturer in the U.S. with a strong family of brands — *Pyramid, Grand Prix, Liggett Select, Eve* and *Eagle 20's* — representing 12% share of the discount market.
- Focused on brand strength and long-term profit growth, while continuing to evaluate opportunities to pursue incremental volume and margin growth.
- Annual cost advantage of approximately $160 million due to favorable treatment under the Master Settlement Agreement.
- The only cigarette company to have reached a comprehensive settlement resolving substantially all of the individual *Engle* progeny product liability cases pending in Florida. The *Engle* progeny cases have represented the most significant litigation against the U.S. cigarette industry in recent years.
- 2014 expiration of the Tobacco Transition Payment Program could yield substantial incremental free cash flow. TTPP payments were approximately $27.1 million for the twelve months ended December 31, 2014.



Pyramid
LIGGETT SELECT
Eagle 20's
GRAND PRIX
EVE

E-CIGARETTES

- In 2014, entered e-cigarette category with national rollout of *Zoom*, a superior disposable product featuring Tobacco and Menthol flavors.



ZOOM
ZOOM

REAL ESTATE

- New Valley, which owns 70.59% of Douglas Elliman Realty, LLC, is a diversified real estate company that is seeking to acquire additional operating companies and real estate properties.
- New Valley has invested approximately $180 million, as of December 31, 2014, in a broad portfolio of 20 domestic and international real estate investments.
- Douglas Elliman is the largest residential real estate brokerage firm in the New York metropolitan area and the fourth-largest in the U.S.
- Douglas Elliman's closings totaled $18.2 billion for the twelve months ended December 31, 2014 and it has approximately 5,500 agents and 75 offices throughout the New York metropolitan area, South Florida, Aspen, Greenwich, and Los Angeles.





EXECUTIVE MANAGEMENT

Howard M. Lorber
President and Chief Executive Officer

Richard J. Lampen
Executive Vice President

J. Bryant Kirkland III
Vice President, Chief Financial Officer and Treasurer

Marc N. Bell
Vice President, General Counsel and Secretary

Ronald J. Bernstein
President and Chief Executive Officer of Liggett Group LLC and Liggett Vector Brands LLC

COMPANY HIGHLIGHTS

- Headquartered in Miami with an executive office in Manhattan and tobacco operations in North Carolina
- Employs approximately 1,100 people
- Executive management and directors beneficially own 14% of the Company
- Reported cash of $326 million and investments with fair value of $394 million at December 31, 2014
- Recognized as one of America's Most Trustworthy Companies by ***Forbes*** in 2013

Forbes | 2013 AMERICA'S MOST TRUSTWORTHY COMPANIES

> "Vector is a largely underfollowed company with a highly competent management team and numerous ways to unlock value"
>
> Oppenheimer analyst Ian Zaffino
> *Barron's Online, August 14, 2014*

Pro-Forma Adjusted EBITDA[1]



Tobacco
Real Estate
E-Cigarettes
Corporate and Other
$179M
$174M
$20M
($15M)
$193M
$186M
$21M
($13M)
$237M
$200M
$51M
($14M)
$228M
$211M
$40M
PF2011
PF2012
PF2013
LTM 12-2014

10-Year Stockholder Return



VGR Total Return 462% (18.9% Compounded)[2]
S&P 500 Total Return 116% (8.0% Compounded)[2]
500
400
300
200
100
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

Pro-Forma Adjusted Revenues LTM 12/31/14[1]



Tobacco
Real Estate
E-Cigarettes
$8.6M
$563.2M
TOTAL
$1.593B
$1.021B

Liggett Vector Brands | Douglas Elliman Real Estate | New Valley

[1] The Company's net income attributable to Vector Group Ltd. for the periods presented was $75M, $31M, $39M and $37M, respectively. The Company's revenues for the year ended December 31,2014 were $1.59B. Pro-forma Adjusted EBITDA and Pro-forma Adjusted Revenues are non-GAAP financial measures. For a reconciliation of Pro-forma Adjusted EBITDA to net income and Pro-forma Adjusted Revenues to revenues, please see Vector Group Ltd.'s Current Report on Forms 8-K, filed on October 6, 2014, November 10, 2014 and March 2, 2015 and Form 10-K, filed on March 4, 2015 (Commission File Number 1-5759)

[2] 10-Year return from February 28, 2005 to February 28, 2015 and assumes reinvestment of dividends received.

This summary contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have identified these forward-looking statements using words such as "could" and similar expressions. These statements reflect our current beliefs. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.

Contact: Emily Deissler of Sard Verbinnen & Co (212) 687-8080

www.vectorgroupltd.com